EXHIBIT 25


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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

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                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                  A TRUSTEE PURSUANT TO SECTION 305(b)(2) [X]
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                              JPMORGAN CHASE BANK
              (Exact name of trustee as specified in its charter)

New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                              Thomas F. Godfrey
                 Vice President and Assistant General Counsel
                             JPMorgan Chase Bank
                     1 Chase Manhattan Plaza, 25th Floor
                              New York, NY 10081
                             Tel: (212) 552-2192
          (Name, address and telephone number of agent for service)

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                     EACH USAA AUTO OWNER TRUST _____-__
   THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS
                                  SUPPLEMENT
             (Exact name of obligor as specified in its charter)


Delaware                                                             Applied For
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)
c/o Wachovia Trust Company, National Association
One Rodney Square
920 King Street, Suite 102
Wilmington, Delaware                                                       19801
(Address of principal executive offices)                              (Zip Code)

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                              Asset Backed Notes
                      (Title of the indenture securities)

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                                    GENERAL


Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York
          12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.


     (b)  Whether it is authorized to exercise corporate trust powers.

          The Trustee is authorized to exercise corporate trust powers.


Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 17th day of February 2004.

                                           JPMORGAN CHASE BANK

                                        By  /s/ Joseph Constantino
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                                           Name:  Joseph Constantino
                                           Title: Trust Officer

                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                              JPMorgan Chase Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                    at the close of business September 30,
                  2003, in accordance with a call made by the
                Federal Reserve Bank of this District pursuant
                 to the provisions of the Federal Reserve Act.


                                                                       Dollar Amounts
                     ASSETS                                              in Millions


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..............................................    $  17,578
     Interest-bearing balances ......................................        9,823
Securities:
Held to maturity securities..........................................          210
Available for sale securities........................................       57,792
Federal funds sold and securities purchased under
     agreements to resell ...........................................
     Federal funds sold in domestic offices                                  9,491
     Securities purchased under agreements to resell                        91,241
Loans and lease financing receivables:
     Loans and leases held for sale..................................       35,681
     Loans and leases, net of unearned income                             $170,168
     Less: Allowance for loan and lease losses                               3,448
     Loans and leases, net of unearned income and
     allowance ......................................................      166,720
Trading Assets ......................................................      178,938
Premises and fixed assets (including capitalized leases).............        6,057
Other real estate owned .............................................          110
Investments in unconsolidated subsidiaries and
     associated companies............................................          732
Customers' liability to this bank on acceptances
     outstanding ....................................................          260
Intangible assets
     Goodwill........................................................        2,198
     Other Intangible assets.........................................        4,096
Other assets ........................................................       57,193
TOTAL ASSETS ........................................................     $638,120


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                                  LIABILITIES

Deposits
     In domestic offices ............................................     $188,866
     Noninterest-bearing .............................$76,927
     Interest-bearing ................................111,939
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .........................................      124,493
     Noninterest-bearing..............................$ 6,439
     Interest-bearing ................................118,054

Federal funds purchased and securities sold under agree-
ments to repurchase:
     Federal funds purchased in domestic offices                             4,679
     Securities sold under agreements to repurchase                         82,206
Trading liabilities .................................................      136,012
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases).......................       24,937
Bank's liability on acceptances executed and outstanding.............          260
Subordinated notes and debentures ...................................        8,040
Other liabilities ...................................................       31,270
TOTAL LIABILITIES ...................................................      600,763
Minority Interest in consolidated subsidiaries.......................          358

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus........................            0
Common stock ........................................................        1,785
Surplus  (exclude all surplus related to preferred stock)............       16,306
Retained earnings....................................................       18,875
Accumulated other comprehensive income...............................           33
Other equity capital components......................................            0
TOTAL EQUITY CAPITAL ................................................       36,999
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TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                  $638,120
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I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WILLIAM B. HARRISON, JR.    )
                                    LAWRENCE A. BOSSIDY         ) DIRECTORS
                                    ELLEN V. FUTTER             )